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                                                                   EXHIBIT 10.34
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                                PROMISSORY NOTE

U.S. $3,010,000.00                                              Phoenix, Arizona

                                                                  March 18, 2002
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     FOR VALUE RECEIVED, CATALYTICA ENERGY SYSTEMS, INC., a Delaware
corporation, promises and agrees to pay to the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to Arizona Revised Statutes (S)23-981 et seq., or order, the principal sum of THREE MILLION TEN THOUSAND AND NO/100 DOLLARS ($3,010,000.00) with interest on the unpaid principal balance from the date of distribution of principal in accordance with this Note, until paid, at the rate that is from time to time applicable as hereinafter set forth.

     Principal and interest shall be payable at Phoenix, Arizona, or such other place as the holder hereof may designate, in sixty (60) consecutive monthly installments, computed on the basis of a 30-year amortization schedule, commencing on the Commencement Date (as hereinafter defined) and continuing on the same day of each successive month thereafter until the Maturity Date (as hereinafter defined) when all unpaid principal, all accrued and unpaid interest, and any other amounts payable hereunder shall be due and payable. Principal, interest and all other sums payable hereunder shall be paid in lawful money of the United States of America.

     1. DEFINITIONS.

     As used in this Promissory Note, the following terms shall have the following meanings:

          a. "Commencement Date" shall mean May 1, 2002.
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          b. "Deed of Trust" shall mean the Deed of Trust and Assignment of
     Rents of even date herewith executed by Maker, as Trustor, in favor of First American Title Insurance Company, as Trustee, and Payee, as Beneficiary, which Deed of Trust is granted as security for this Note.

          c. "Default Interest Rate" shall mean interest at a rate equal to six percent (6%) per annum in excess of the Interest Rate in effect immediately prior to the default.

          d. "Holder" shall mean the Payee and any assignee or assignees to whom this Note shall be endorsed.

          e. "Interest Rate" shall mean seven and three-eighths percent (7.375%) per annum.

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          f. "Loan Documents" shall mean (i) the Deed of Trust, and (ii) all other documents and instruments which by their terms secure Maker's obligations under this Note.

          g. "Loan Year" shall mean each one-year period beginning on the Commencement Date and each anniversary of the Commencement Date.

          h. "Maker" shall mean CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation.

          i. "Maturity Date" shall mean April 1, 2007.
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          j. "Monthly Installment Payments" shall mean the Monthly Installment
     Payments and the payments of principal, plus interest at the Interest Rate that is/are to be made pursuant to Paragraph 2 of this Note beginning on the Commencement Date and continuing for sixty (60) consecutive months.

          k. "Note" shall mean this Promissory Note in the principal sum of THREE MILLION TEN THOUSAND and No/100 DOLLARS ($3,010,000.00).

          l. "Payee" shall mean the ARIZONA STATE COMPENSATION FUND, a corporation established pursuant to Arizona Revised Statutes (S)23-981 et. seq.

          m. "Property" shall mean the real property and improvements thereon as described in Exhibit "A" of the Deed of Trust.

     2. MONTHLY INSTALLMENT PAYMENT

     Commencing on the Commencement Date and continuing on the same day of each month for sixty (60) consecutive months, principal, plus interest at the Interest Rate, shall be payable in Monthly Installment Payments which shall each be in the amount of TWENTY THOUSAND SEVEN HUNDRED EIGHTY NINE and 32/100 Dollars ($20,789.32), which monthly principal and interest payments are computed on the basis of a 30-year amortization schedule.

     3. APPLICATION OF PAYMENTS.

     Each amount received by the Holder shall be applied to the following items in the following order, or as the Holder may otherwise elect if the Maker is then in default hereunder or under any Loan Document:

          a. Any amount due and unpaid hereunder, or under any Loan Document, other than a Monthly Installment Payment.

          b. Any due and unpaid interest hereunder.

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